Corindus Vascular Robotics, Inc. 10-K

EXHIBIT 32.1

CERTIFICATIONS UNDER SECTION 906

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Corindus Vascular Robotics, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report for the year ended December 31, 2018 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 18, 2019	/s/ Mark J. Toland
Mark J. Toland
Chief Executive Officer and President Principal Executive Officer

March 18, 2019	/s/ David W. Long
David W. Long
Chief Financial Officer and Senior Vice President Principal Financial and Accounting Officer

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